EXHIBIT 99.1

P  R  E  S  S    R  E  L  E  A  S  E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Curtis

Vice President, Corporate Affairs

Rewards Network Inc.

(312) 521-6754

Rewards Network Inc. Reports Second Quarter Results

Chicago, IL August 7, 2007 — Rewards Network Inc. (AMEX: IRN), a leading provider of marketing services and loyalty programs to the restaurant industry, today reported its financial results for the second quarter ended June 30, 2007.

Year-Over-Year Comparisons (in millions, except per share amounts):

	2Q’07	2Q’06	YTD’07	YTD’06
Sales	$56.8	$66.4	$109.7	$134.0
Net revenues	$16.2	$22.4	$30.9	$45.2
Net income	$7.1	$2.6	$5.1	$4.4
Diluted EPS	$0.24	$0.10	$0.19	$0.16

Results for the second quarter include a pre-tax credit of $11.6 million ($0.26 per diluted share) to reverse a portion of the reserve related to the settlement of the Bistro Executive class action litigation. As previously disclosed, the Company recorded a settlement reserve of $29.4 million in the fourth quarter of 2006 based on management’s initial estimate of the cost of the settlement, including related legal and administrative expenses. After the adjustment, the reserve balance as of June 30, 2007 was $16.4 million. Our current estimate is based, in part, on a review of the claims filed by class members as well as the Company’s estimate of claims that may be filed before the end of the claims filing period. The reserve may be further adjusted once the claims filing period closes, which is expected later this year.

On both a quarter and year-to-date basis, sales declined from the prior year due to a decrease in Marketing Credits merchant count and a continued shift in the mix between Marketing Credits and Marketing Services merchants, partially offset by a higher sales yield within each program. Net revenues were modestly impacted by the shift in mix, as the Marketing Services program carries no direct cost of sales but has a higher member benefits expense as a percent of sales. In addition to the sales decline, net revenues were negatively impacted by a higher provision for losses driven by growth in the Dining Credits and RCR Loan Notes portfolios during the past two quarters.

“While year-over-year comparisons are unfavorable, we are encouraged by a quarter-over-quarter increase of 4% in merchant count, 7% in sales and an increase in our net dining credits portfolio,” said Ron Blake, Rewards Network’s President and Chief Executive Officer. “I believe our results for the second quarter demonstrate the progress we are making in positioning Rewards Network for profitable, sustainable growth.”

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August 7, 2007	Page 1 of 6

Webcast Information

Management will host a conference call at 10:00 am Eastern Time on Tuesday, August 7, 2007. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at www.rewardsnetwork.com. The webcast is also available at www.streetevents.com and www.earnings.com. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call will be archived on the Company’s website. Alternatively, a dial-in replay is available through September 6, 2007, by dialing 1-888-843-8996 or 1-630-652-3044, using the conference ID number, 18123674.

About Rewards Network

Rewards Network (AMEX: IRN), headquartered in Chicago, Illinois, is a leading provider of marketing services and loyalty programs to the restaurant industry. Thousands of participating restaurants and other merchants across North America benefit from the Company’s extensive email, internet and print marketing efforts; member ratings/feedback and other business intelligence; customer loyalty programs; and access to capital. In conjunction with leading airline frequent flyer programs, club memberships, and other affinity organizations, Rewards Network provides over three million members with incentives to dine at participating restaurants, including airline miles, college savings rewards, loyalty/reward program points, and Cashback RewardsSM savings. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling 1-877-491-3463.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our inability to attract and retain merchants, (ii) our inability to maintain a fully-staffed sales force, (iii) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (iv) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (v) our inability to attract and retain active members, (vi) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (vii) our dependence upon our relationships with payment card issuers, transaction processors, presenters and aggregators, (viii) our susceptibility to restaurant credit risk and the risk that our allowance for losses related to restaurant credit risk in connection with dining credits and RCR Loan notes may prove inadequate, (ix) our minimum purchase obligations and performance requirements, (x) changes to payment card association rules and practices, (xi) network interruptions, processing interruptions or processing errors, (xii) our susceptibility to a changing regulatory environment, (xiii) increased operating costs or loss of members due to privacy concerns of our program partners, payment card processors and the public, (xiv) the failure of our security measures, (xv) economic changes, (xvi) the loss of key personnel, (xvii) the termination of the settlement of a class action lawsuit, (xviii) the filing of class action lawsuits in other states, (xix) increasing competition, (xx) a shift toward Marketing Services Program that may cause revenues to decline, (xxi) our inability to obtain sufficient cash, and (xxii) the failure of our RCR Loan product to be successful. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K for the year ended December 31, 2006, and quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

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August 7, 2007	Page 2 of 6

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	%	2006	%	2007	%	2006	%
Sales	$56,822	100.00%	$66,356	100.00%	$109,738	100.00%	$133,958	100.00%
Cost of sales	28,351	49.89%	34,400	51.84%	54,787	49.93%	69,686	52.02%
Provision for losses	2,574	4.53%	250	0.38%	4,849	4.42%	697	0.52%
Member benefits	9,717	17.10%	9,311	14.03%	19,165	17.46%	18,399	13.73%

Net revenues	$16,180	28.47%	$22,395	33.75%	$30,937	28.19%	$45,176	33.72%
Membership fees and other income	445	0.78%	545	0.82%	919	0.84%	1,120	0.84%

Total operating revenues	$16,625	29.26%	$22,940	34.57%	$31,856	29.03%	$46,296	34.56%

Operating expenses:
Salaries and benefits	$4,788	8.43%	$6,048	9.11%	$10,276	9.36%	$11,909	8.89%
Sales commission and expenses	5,308	9.34%	4,438	6.69%	10,469	9.54%	9,386	7.01%
Professional fees	478	0.84%	544	0.82%	1,348	1.23%	1,399	1.04%
Member and merchant marketing	2,086	3.67%	1,054	1.59%	3,673	3.35%	2,371	1.77%
General and administrative	4,593	8.08%	5,350	8.06%	9,410	8.57%	9,956	7.43%
Litigation and related expenses	(11,631)	-20.47%	1,100	1.66%	(11,631)	-10.60%	3,725	2.78%

Total operating expenses	$5,622	9.89%	$18,534	27.93%	$23,545	21.46%	$38,746	28.92%

Operating income	11,003	19.36%	4,406	6.64%	8,311	7.57%	7,550	5.64%
Other expenses, net	48	0.08%	25	0.04%	95	0.09%	302	0.23%

Income before income tax provision	$10,955	19.28%	$4,381	6.60%	$8,216	7.49%	$7,248	5.41%
Income tax provision	3,828	6.74%	1,778	2.68%	3,078	2.80%	2,828	2.11%

Net income	$7,127	12.54%	$2,603	3.92%	$5,138	4.68%	$4,420	3.30%

Net income available for common stockholders	$7,579	13.34%	$2,603	3.92%	$5,138	4.68%	$4,420	3.30%

Net earnings per share
Basic	$0.26		$0.10		$0.19		$0.17
Diluted	$0.24		$0.10		$0.19		$0.16
Weighted average number of common and common equivalent shares
Basic	27,018		26,672		26,934		26,632
Diluted	30,992		26,958		27,064		26,879

August 7, 2007	Page 3 of 6

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three months ended June 30, 2007			Three months ended June 30, 2006
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	1,430	740	2,170	1,817	658	2,475
Average transaction amount	$48.16	$48.84	$48.39	$48.10	$49.58	$48.50
Qualified transaction amounts	$68,872	$36,138	$105,010	$87,406	$32,624	$120,030
Sales yield	73.44%	17.27%	54.11%	69.79%	16.41%	55.28%
Sales	$50,580	$6,242	$56,822	$61,002	$5,354	$66,356
Cost of dining credits	$28,077	$0	$28,077	$34,025	$0	$34,025
Processing fees	193	81	274	338	37	375

Total cost of sales	$28,270	$81	$28,351	$34,363	$37	$34,400

Provision for losses	$2,574	$0	$2,574	$250	$0	$250
Member benefits	$6,589	$3,128	$9,717	$6,959	$2,352	$9,311

Net revenues	$13,147	$3,033	$16,180	$19,430	$2,965	$22,395

	Six months ended June 30, 2007			Six months ended June 30, 2006
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	2,831	1,424	4,255	3,717	1,294	5,011
Average transaction amount	$47.70	$48.80	$48.07	$47.81	$48.80	$48.06
Qualified transaction amounts	$135,047	$69,493	$204,540	$177,705	$63,143	$240,848
Sales yield	72.36%	17.30%	53.65%	69.53%	16.46%	55.62%
Sales	$97,714	$12,024	$109,738	$123,565	$10,393	$133,958
Cost of dining credits	$54,266	$0	$54,266	$68,989	$0	$68,989
Processing fees	361	160	521	574	123	697

Total cost of sales	$54,627	$160	$54,787	$69,563	$123	$69,686

Provision for losses	$4,849	$0	$4,849	$697	$0	$697
Member benefits	$12,947	$6,218	$19,165	$13,824	$4,575	$18,399

Net revenues	$25,291	$5,646	$30,937	$39,481	$5,695	$45,176

August 7, 2007	Page 4 of 6

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

Definitions:

Qualified transaction amounts:

Represents the total dollar value of all member dining transactions at participating merchants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Sales yield:	Represents the percentage of qualified transaction amounts that Rewards Network reports as revenue. The percentage is based on each agreement between the merchant and Rewards Network.

Cost of dining credits:

Represents the amount of dining credits, at cost, redeemed by members when transacting at participating merchants when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:

Represents the current period expense necessary to maintain an appropriate reserve against the Company’s dining credits portfolio. No provision applies to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM savings, airline miles, or other benefit currencies, for dining at participating merchants.

Selected Balance Sheet and Cash Flow Information	June 30, 2007	December 31, 2006
Cash and cash equivalents	$31,717	$52,496
Short-term available for sale securities	$32,975	$32,500
Dining credits	$104,910	$88,576
Allowance for doubtful dining credits accounts	($17,739)	($12,210)
Goodwill	$8,117	$8,117
Total assets	$197,517	$206,579

Accounts payable - dining credits	$7,292	$6,801
Litigation and related accruals (short and long-term)	$16,425	$28,650
Convertible subordinated debentures	$70,000	$70,000
Stockholders’ equity	$89,834	$84,737

	Six months ended June 30,
	2007	2006
Net cash (used in) provided by:
Operations	($16,105)	$49,225
Investing	($4,733)	($36,745)
Financing	$276	$1,025

August 7, 2007	Page 5 of 6

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Q2 2007	Q1 2007	Q4 2006	Q3 2006	Q2 2006
Sales Statistic Trends:
Marketing Credits Program sales	$50,580	$47,134	$52,737	$54,733	$61,002
Marketing Services Program sales	6,242	5,782	5,902	5,656	5,354

Total sales	$56,822	$52,916	$58,639	$60,389	$66,356
Sequential Percentage Change
Marketing Credits Program sales	7.3%	-10.6%	-3.6%	-10.3%	-2.5%
Marketing Services Program sales	8.0%	-2.0%	4.3%	5.6%	6.4%
Total sales	7.4%	-9.8%	-2.9%	-9.0%	-1.8%

Merchant Count Trends (period ending):
Marketing Credits Program merchants	5,928	5,707	6,079	6,285	6,834
Marketing Services Program merchants	2,745	2,629	2,548	2,341	2,307

Total merchants	8,673	8,336	8,627	8,626	9,141
Sequential Percentage Change
Marketing Credits Program merchants	3.9%	-6.1%	-3.3%	-8.0%	-7.2%
Marketing Services Program merchants	4.4%	3.2%	8.8%	1.5%	6.8%
Total merchants	4.0%	-3.4%	0.0%	-5.6%	-4.0%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$68,872	$66,175	$74,459	$78,105	$87,406
Marketing Services Program	$36,138	33,355	34,353	33,384	32,624

Total qualified transaction amounts	$105,010	$99,530	$108,812	$111,489	$120,030
Sequential Percentage Change
Marketing Credits Program	4.1%	-11.1%	-4.7%	-10.6%	-3.3%
Marketing Services Program	8.3%	-2.9%	2.9%	2.3%	7.1%
Total qualified transaction amounts	5.5%	-8.5%	-2.4%	-7.1%	-0.7%

Sales Yield Trends:
Marketing Credits Program sales yield	73.4%	71.2%	70.8%	70.1%	69.8%
Marketing Services Program sales yield	17.3%	17.3%	17.2%	16.9%	16.4%
Total sales yield	54.1%	53.2%	53.9%	54.2%	55.3%

Member Activity Trends:
Member accounts active last 12 months	3,070	3,179	3,319	3,232	3,507
Number of qualified transactions during quarter	2,170	2,085	2,271	2,356	2,475

Cost of Dining Credits Trends:
Cost of dining credits	$28,077	$26,189	$29,261	$30,347	$34,025
Cost as % of Marketing Credits Program sales	55.5%	55.6%	55.5%	55.4%	55.8%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$104,910	$94,071	$88,576	$89,724	$102,629
Ending net dining credits portfolio	$87,171	$79,283	$76,366	$77,929	$87,727
Net write-offs (gross write-offs less recoveries)	$174	$453	$1,287	$4,947	$3,851
Ending allowance for dining credits losses	$17,739	$14,788	$12,210	$11,796	$14,902
Allowance as % of gross dining credits	16.9%	15.7%	13.8%	13.1%	14.5%
Estimated months to consume gross dining credits *	11.2	10.8	9.1	8.9	9.0
Estimated months to consume net dining credits *	9.3	9.1	7.8	7.7	7.7

*	Calculated as Ending Dining Credits Portfolio / (Quarterly Cost of Dining Credits / 3)

August 7, 2007	Page 6 of 6